UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2007

STRATAGENE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50786	33-0683641
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11011 North Torrey Pines Road, La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-6300

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Stratagene Corporation, a Delaware corporation (“Stratagene”), in connection with the matters described herein.

Item 8.01.  Other Events.

On May 23, 2007, Stratagene received notice of a Writ of Summons (“Writ #1”) filed by Applera Corporation (“Applera”) against Stratagene and certain of its subsidiaries (collectively, the “Company”) in the District of The Hague in the Netherlands, to appear at such court for a preliminary injunction hearing on Wednesday, July, 4, 2007.  On May 25, 2007, Stratagene received notice of a Writ of Summons (“Writ #2”, and together with Writ #1, the “Writs”) filed by Applera against the Company in the Tribunal de Grande Instance of Paris, to appoint a barrister from the Paris bar by August 9, 2007.    The Writs allege, among other things, that the Company has infringed EU patent no. 0 872 562 B1.  The Stratagene products alleged to infringe such patent are the Mx3000P, Mx3005P and Mx4000P instruments and certain related reagents. Among other things set forth in the Writs, Applera seeks a preliminary injunction preventing the Company from engaging in allegedly infringing activity in The Netherlands, France and certain other European nations. The Company believes the claims asserted in the Writs are without merit and intends to vigorously defend against these actions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2007	STRATAGENE CORPORATION

	By:	/s/ STEVE MARTIN
		Name:	Steve Martin
		Title:	Vice President and Chief Financial Officer